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                                                                     Exhibit 8.1


                 [Letterhead of Milbank, Tweed, Hadley & McCloy]




                                December 18, 1997



Board of Directors
Fuqua Enterprises, Inc.
One Atlantic Center
Suite 500
1201 West Peachtree Street, N.W.
Atlanta, Georgia  30309

Board of Directors
Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Gentlemen:

            This letter is being delivered in our capacity as special counsel to Graham-Field Health Products, Inc., a Delaware corporation ("Graham-Field"), as to certain of the material federal income tax consequences of the merger ("Merger") contemplated by the Agreement and Plan of Merger dated as of September 5, 1997, as amended as of September 29, 1997 (the "Merger Agreement"), by and among Graham-Field, Fuqua Enterprises, Inc., a Delaware corporation ("Fuqua"), and GFHP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Graham-Field ("Acquisition Corporation"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of Graham-Field's Registration Statement on Form S-4 (the "Registration Statement") with respect to the issuances of its securities pursuant to the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

            In rendering these opinions, we have reviewed copies of the Merger Agreement, the Proxy Statement/Consent Solicitation Statement/Prospectus of Graham-Field and Fuqua included in the Registration Statement, and such other documents as we have deemed necessary or relevant for purposes of these opinions. In addition to these documents, we have relied on the written representations of Graham-Field and Fuqua as to certain factual matters.

            In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as
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originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us and (vi) the accuracy as to the facts of all representations, warranties and written statements. We have also assumed, without investigation, that all documents, warranties and covenants relating to the Merger on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

            Based upon the foregoing, and assuming the Merger is consummated in accordance with the Merger Agreement, and subject to the conditions and limitations contained herein, we are of the opinion that: (1) the Merger, when consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement, will constitute a reorganization within the meaning of section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) our opinion as to the federal income tax consequences to the parties, as set forth in the Registration Statement, are true and complete in all materials respects.

                                   * * * * *

            The foregoing opinions reflect our best professional judgment as to the correct federal income tax treatment, under current law, of those aspects of the proposed transactions to which the opinions relate. We note that our opinions are based upon our review of the documents described above, the statements and representations referred to above, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof, currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or any inaccuracy of any statements or representations on which we have relied, may effect the continuing validity of our opinions.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material Federal Income Tax Consequences" in the prospectus filed as a part thereof. We also consent to your filing copies of this letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Merger. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,



                                    MILBANK, TWEED, HADLEY & McCLOY

DLP/RBR